As filed with the Securities and Exchange Commission on June 25, 2003

Registration No. 333-42984

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	52-1893632 (I.R.S. Employer Identification No.)

6801 ROCKLEDGE DRIVE

BETHESDA, MARYLAND 20817

(Address of principal executive offices)

LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS SAVINGS

INVESTMENT PLAN

(formerly Comsat Corporation Savings And Profit-Sharing Plan)

(Full Title of Plan)

MARIAN S. BLOCK, ESQUIRE

VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL

LOCKHEED MARTIN CORPORATION

6801 ROCKLEDGE DRIVE

BETHESDA, MARYLAND 20817

(301) 897-6000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

EXPLANATORY STATEMENT

On August 3, 2000, the Corporation filed a Registration Statement on Form S-8 (Reg. No. 333-42984), which incorporated by reference a Post Effective Amendment No. 3 on Form S-8 to Form S-4 (Reg. No. 333-78279) (the “Registration Statements”) registering, in the aggregate, 1,500,000 shares of Lockheed Martin Corporation Common Stock, and an indeterminate number of plan interests, for use in connection with the COMSAT Corporation Savings and Profit-Sharing Plan (the “Plan”). The name of the Plan was changed subsequently to the Lockheed Martin Global Telecommunications Savings Investment Plan.

The Corporation has combined the Plan with the Lockheed Martin Corporation Salaried Savings Plan (the “Successor Plan”). As a consequence of this combination, shares of Lockheed Martin Corporation Common Stock previously registered by the Corporation for use in connection with the Plan on the Registration Statements and not already issued will not be issued in connection with the Plan by the Corporation. Following the filing of this Post-Effective Amendment No. 1, the Corporation will file a Registration Statement on Form S-8 registering additional shares of Lockheed Martin Corporation Common Stock for use in connection with the Successor Plan. The shares so registered will include the shares not used in connection with the Plan being deregistered hereunder.

Pursuant to the Corporation’s undertakings in the Registration Statements, the Corporation is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration under the Registration Statements the shares of Lockheed Martin Corporation Common Stock registered thereunder which will not be issued in connection with the Plan.

Item 8. Exhibits.

Exhibit No.	Description

24	Powers of Attorney (incorporated by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-42984 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland and on the date indicated below.

Date: June 25, 2003	LOCKHEED MARTIN CORPORATION

	By:	/s/ MARIAN S. BLOCK
Marian. S. Block Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, Lockheed Martin Corporation, as Plan Administrator, has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-42984 to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Montgomery, State of Maryland.

LOCKHEED MARTIN GLOBAL TELECOMMUNICATIONS SAVINGS INVESTMENT PLAN

Date: June 25, 2003	By:	/s/ EDWARD S. TAFT
Edward S. Taft Vice President, Human Resources Services

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Reg. No. 333-42984) has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ VANCE D. COFFMAN* Vance D. Coffman	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2003

/s/ CHRISTOPHER E. KUBASIK Christopher E. Kubasik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 25, 2003

/s/ RAJEEV BHALLA Rajeev Bhalla	Vice President and Controller (Principal Financial Officer)	June 25, 2003

The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Norman R. Augustine*	Eugene F. Murphy*
Marcus C. Bennett*	James R. Ukropina*
Vance D. Coffman*	Douglas C. Yearley*
Gwendolyn S. King*

By:	/s/ MARIAN S. BLOCK	June 25, 2003
*Marian S. Block (Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

24	Powers of Attorney (incorporated by reference to Exhibit No. 24 to Registration Statement on Form S-8 (Reg. No. 333-42984) filed with the Commission on August 3, 2000).